As filed with the Securities and Exchange Commission on May 20, 2010

Registration No. 333-165390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

98-0509431

(I.R.S. Employer Identification No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road

Futian District, Shenzhen, China 518034

(86) 755-8351-0888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guoshen Tu

Chairman and CEO

13/F, Shenzhen Special Zone Press Tower Shennan Road

Futian District, Shenzhen, China 518034

(86) 755-8351-0888

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

With copies to:

Louis A. Bevilacqua, Esq.	Glenn D. Smith, Esq.
Joseph R. Tiano, Esq.	Kaye Scholer LLP
Thomas M. Shoesmith, Esq.	1999 Avenue of the Stars
Pillsbury Winthrop Shaw Pittman LLP	Suite 1700
2300 N Street, N.W.	Los Angeles, CA 90067
Washington, D.C. 20037	(310) 788-1000
(202) 663-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 par share	17,250,000(1)	$87,457,500 (2)	$6,236(3)

(1) Amount to be registered includes 2,250,000 shares of common stock issuable by the registrant upon exercise of the underwriters’ over-allotment option.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 and Exhibit 5.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

	Amount to be Paid*
SEC Registration Fee	$6,236	**
FINRA Filing Fee	$19,763	**
Printing Fees and Expenses	$5,000
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$30,000
Miscellaneous	$2,000

Total	$82,999

* All amounts shown herein, except the SEC registration fee and FINRA filing fee, are estimated. We will pay all of these expenses.

**	These amounts were previously paid.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation provides for the indemnification to the fullest extent permitted by law of any person that it has power to indemnify under Section 145 of the Delaware General Corporation Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. Our bylaws provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or

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was our director, officer, employee, or agent, or serves or served any other enterprise as a director, officer, employee, or agent at our request. We also have indemnification agreements with our independent directors which require that we indemnify them to the fullest extent permitted by law. Our indemnification agreements with our independent directors also require us to maintain director and officer liability insurance that provides them with the same rights and benefits as are accorded to the most favorably insured of our directors, except under certain circumstances. We currently carry standard director and officer liability insurance. These provisions and policies could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1)	For the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China on May 20, 2010.

China Security & Surveillance Technology, Inc.

By:	/S/ GUOSHEN TU
Guoshen Tu
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2010.

SIGNATURE	TITLE

/S/ GUOSHEN TU	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Guoshen Tu

/S/ TERENCE YAP	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting
Terence Yap
Officer)

*	Director
Runsen Li

*	Director
Peter Mak

*	Director
Robert Shiver

* By:	/S/ TERENCE YAP
Terence Yap
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of the registrant (incorporated by reference to the registrant’s Registration Statement on Form S-4 (Registration No. 333-137752), filed with the SEC on October 3, 2006).

3.2	Certificate of Amendment of Certificate of Incorporation of the registrant (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2008).

3.3	By-laws of the registrant (incorporated by reference to the registrant’s Registration Statement on Form S-4 (Registration No. 333-137752), filed with the SEC on October 3, 2006).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.*

23.1	Consent of GHP Horwath, P.C.**

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney. **

* Filed herein.

** Previously filed.